Luna Innovations Incorporated Announces
Share Repurchase Program

(ROANOKE, VA, September 3, 2019) – Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced optical technology, today announced that its Board of Directors has reinstated a share repurchase program of up to $2.0 million of Luna Innovations common stock.

“Over the past two years, Luna Innovations has taken action to strengthen its balance sheet and to execute transactions that we believe will generate long-term sustainable growth,” said President and CEO, Scott Graeff. “The Board of Directors and management team believe that the company's shares are an attractive investment opportunity and repurchasing stock is an important part of our capital allocation strategy. We believe that now is the right time to reinstitute a share repurchase program that provides us with the flexibility to, in addition to potential transactions, accelerate opportunistic share repurchases under the new authorization. Our profit and cash flow performance has been strong, and, in addition to repurchasing shares, we will continue to fund substantial investments in the business.”

Repurchases may be made from time to time at the company’s discretion, based on ongoing assessments of the capital needs of the business, the market price of its common stock and general market conditions. The $2.0 million share repurchase authorization is effective immediately with a one-year duration and the program may be suspended or discontinued at any time. Under its share repurchase program, the company may purchase shares of its common stock through various means, including open market transactions, privately negotiated transactions or tender offers. Open market repurchases of common stock may be made pursuant to trading plans established pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, which would permit common stock to be repurchased at a time that Luna might otherwise be precluded from doing so under insider trading laws.

The share repurchase program will be funded using Luna Innovations working capital. As of June 30, 2019, the company had cash and cash equivalents of approximately $23.5 million. Luna Innovations had approximately 33.7 million shares of common stock outstanding as of June 30, 2019.

About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for the aerospace and automotive industries. Luna is organized into two business segments, which work closely together to turn ideas into products: a Technology Development segment and a Products and Licensing segment. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna’s expectations regarding the timing, amount, methods and funding sources of future repurchases of its common stock, the company’s future capital allocation strategy and the company’s future growth. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, changes in market needs and technological challenges and other risks and uncertainties set forth in Luna’s periodic reports and other filings with the Securities and Exchange Commission (“SEC”). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Investor Contacts:
Jane Bomba                        Sally J. Curley
Luna Innovations Incorporated                Luna Innovations Incorporated
Phone: 303-829-1211                    614-530-3002
Email: IR@lunainc.com                    IR@lunainc.com

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